UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2006

UNITED DOMINION REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado  80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On October 4, 2006, United Dominion Realty Trust, Inc. announced that it is offering $250 million aggregate principal amount of convertible senior notes due 2011, plus an additional $37.5 million aggregate principal amount of notes that may be issued, at the option of the initial purchasers, within 13 days.  A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 5, 2006, United Dominion Realty Trust, Inc. announced that it has priced its $250 million aggregate principal amount of convertible senior notes due 2011 with a coupon of 3.625%.  An additional $37.5 million aggregate principal amount of notes may be purchased, at the option of the initial purchasers, within 13 days.  A copy of the press release relating to the announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 4, 2006.

99.2	Press Release dated October 5, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: October 5, 2006	/s/ David L. Messenger
David L. Messenger
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 4, 2006.

99.2	Press Release dated October 5, 2006.